UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2021

SYLVAMO CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-40718	86-2596371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue Memphis, Tennessee		38197
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (901) 519-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which Registered
Common Stock, par value $1.00 per share	SLVM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Senior Notes

On September 3, 2021, Sylvamo Corporation (the “Company”), issued and sold $450 million aggregate principal amount of its 7.000% Senior Notes due 2029 (the “Notes”), which Notes are guaranteed by International Paper Company (“International Paper”) until the consummation of International Paper’s previously announced proposed spin-off of the Company (the “Spin-Off”). The Notes have been issued under the Indenture, dated as of September 3, 2021 (the “Indenture”), among the Company, International Paper, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”). The Company intends to use the net proceeds from the offering, together with borrowings under the Senior Secured Credit Facilities (as defined below) and cash on hand in excess of $100 million, to make a special payment to International Paper prior to the Spin-Off.

Interest on the Notes will accrue at the rate of 7.000% per annum and will be payable semi-annually in arrears on March 1 and September 1, commencing on March 1, 2022.

Ranking

The Notes and guarantees are the Company’s and each subsidiary guarantor’s (as defined below) senior unsecured obligations and will rank equally in right of payment with all of the Company’s and such subsidiary guarantor’s existing and future senior indebtedness (including the senior secured credit facilities expected to be entered into comprising (i) a $450.0 million revolving credit facility (the “Revolving Credit Facility”), (ii) a $450.0 million term loan “B” facility (the “Term Loan B Facility”) and (iii) a $520.0 million term loan “F” facility (the “Term Loan F Facility” and together with the Term Loan B Facility, the “Term Loan Facilities”; and the Term Loan Facilities, together with the Revolving Credit Facility, the “Senior Secured Credit Facilities”)) and senior in right of payment to any of their future subordinated obligations. The Notes and guarantees are effectively subordinated to all existing and future secured indebtedness of the Company and each subsidiary guarantor (including the Senior Secured Credit Facilities) to the extent of the value of the assets securing such indebtedness, and structurally subordinated to all existing and future indebtedness and other liabilities of all subsidiaries that do not guarantee the Notes.

Guarantees

The Notes are initially guaranteed on a senior unsecured basis by International Paper (the “International Paper Guarantee”). As of the date of the consummation of the Spin-Off (the “Spin-Off Effective Date”), the International Paper Guarantee will terminate and be automatically and unconditionally released and discharged. In addition, each of the Company’s Restricted Subsidiaries (as defined in the Indenture) (x) that is a borrower or a guarantor under the Senior Secured Credit Facilities or certain other credit agreements and that is a Domestic Subsidiary (as defined in the Indenture) or a subsidiary organized in an Approved Jurisdiction (as defined in the Indenture) (other than a Domestic Subsidiary that is a FSHCO (as defined in the Indenture) or that is a subsidiary of a “controlled foreign corporation” within the meaning of Section 957(a) of the U.S. Internal Revenue Code of 1986, as amended from time to time, (a “CFC”) other than a CFC organized in an Approved Jurisdiction) or (y) that is a guarantor under Certain Capital Markets Debt (as defined in the Indenture) will guarantee on a senior unsecured basis the Notes. Such subsidiary guarantors are collectively referred to herein as the “subsidiary guarantors,” and such subsidiary guarantees are collectively referred to herein as the “subsidiary guarantees.” These subsidiary guarantees are subject to release under specified circumstances.

Optional Redemption

At any time prior to September 1, 2024, the Company may, at any time and from time to time, upon notice, redeem up to 40% of the aggregate principal amount of the Notes (including the aggregate principal amount of any additional notes of the same series), issued under the Indenture, at its option, at a redemption price equal to 107.00% of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date) (each, an “Equity Offering Redemption”), with funds in an aggregate amount not exceeding the net cash proceeds of one or more equity offerings by the Company after the Spin-Off Effective Date; provided that at least 50% of the aggregate principal amount of the Notes originally issued under the Indenture (including the aggregate principal amount of any additional notes of the same series) remains outstanding immediately after the occurrence of such redemption (unless all Notes are otherwise repurchased or redeemed substantially concurrently with the corresponding Equity Offering Redemption); provided, further, that such Equity Offering Redemption occurs within 180 days after the date on which any such related Equity Offering is consummated.

The Notes may be redeemed, in whole or in part, at any time prior to September 1, 2024, at the option of the Company, in whole at any time or in part from time to time, upon notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the applicable make-whole premium as of, and accrued and unpaid interest thereon, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after September 1, 2024, the Company may redeem all or a part of the Notes, at its option, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, on the Notes to be redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on September 1 of the years indicated below:

Period	Percentage
2024	103.500%
2025	101.750%
2026 and thereafter	100.000%

Special Mandatory Redemption

If (x) the Spin-Off has not been consummated on or prior to January 4, 2022 (the “Outside Date”), (y) prior to the Spin-Off Effective Date, the Company notifies the Trustee in writing that International Paper will not effect the consummation of the Spin-Off by the Outside Date or (z) prior to the Spin-Off Effective Date, the Board of Directors of International Paper has made a public announcement that it has determined not to proceed with the Spin-Off, (the earliest such date, the “Special Mandatory Redemption Trigger Date”), then the Company will be required to cause notice of a special mandatory redemption to be mailed or sent electronically to holders of the Notes within 15 days after the Special Mandatory Redemption Trigger Date and to redeem all outstanding Notes on the 15th day (or, if such day is not a business day, the first business day thereafter) following the earlier of (x) the date such notice is mailed or sent electronically or (y) the deadline for mailing or sending such notice (the “Special Mandatory Redemption Date”) at a special mandatory redemption price equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the Special Mandatory Redemption Date.

Change of Control

Upon the occurrence of a Change of Control (as defined in the Indenture), each holder of the Notes has the right to require the Company to repurchase some or all of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the repurchase date (subject to the right of holders of Notes on the relevant record date to receive interest on the relevant interest payment date falling prior to the repurchase date).

Covenants

The Indenture contains covenants limiting, among other things, the Company’s ability and the ability of most of its subsidiaries to: incur additional indebtedness or issue certain preferred shares; pay dividends on or make distributions in respect of the Company’s or its subsidiaries’ capital stock or make investments or other restricted payments; create restrictions on the ability of the Company’s restricted subsidiaries to pay dividends to the Company or make certain other intercompany transfers; sell certain assets; create liens; consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets; and enter into certain transactions with its affiliates.

Events of Default

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The foregoing descriptions of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture and the Notes, copies of which are incorporated herein by reference and attached hereto as Exhibits 4.1 and 4.2.

Form 10 and Related Information Statement

On September 3, 2021, the registration statement on Form 10, as amended (File No. 001-40718) (the “Registration Statement”) filed by the Company registering its common stock, par value $1.00 per share, under the Securities Exchange Act of 1934, as amended, was declared effective.

In connection with the Spin-Off, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

•

Temporary Occupancy Agreement, dated as of September 1, 2021, between International Paper Company and Sylvamo North America, LLC, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein; and

•

Lease Agreement (La Mirada), dated as of September 1, 2021, between International Paper Company and Sylvamo North America, LLC, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

•

Corrugated Packaging Supply Agreement, dated as of September 1, 2021, between International Paper and Sylvamo North America, LLC, a copy of which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

•

Recyclable Material Master Purchase Agreement, dated as of September 1, 2021, between International Paper Company and Sylvamo North America, LLC, a copy of which is filed as Exhibit 10.4 hereto and incorporated by reference herein.

•

Fiber Purchase Agreement, dated as of September 1, 2021, between International Paper and Sylvamo North America, LLC, a copy of which is filed as Exhibit 10.5 hereto and incorporated by reference herein.

The terms and conditions of such agreements are the same as the terms and conditions of such agreements previously reported in the Registration Statement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 related to the Notes is hereby incorporated by reference into this Item 2.03.

Item 8.01. Other Events

The Registration Statement includes as an exhibit thereto a preliminary information statement. On September 3, 2021, the Registration Statement was declared effective. The final information statement, dated September 3, 2021, is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of September 3, 2021, among Sylvamo Corporation, International Paper Company, as Guarantor and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	Form of 7.000% Senior Note due 2029 (included in Exhibit 4.1 hereto).

10.1	Temporary Occupancy Agreement, dated as of September 1, 2021, between International Paper Company and Sylvamo North America, LLC.

10.2	Lease Agreement (La Mirada), dated as of September 1, 2021, between International Paper Company and Sylvamo North America, LLC.

10.3	Corrugated Packaging Supply Agreement, dated as of September 1, 2021, between International Paper and Sylvamo North America, LLC.

10.4	Recyclable Material Master Purchase Agreement, dated as of September 1, 2021, between International Paper Company and Sylvamo North America, LLC.

10.5	Fiber Purchase Agreement, dated as of September 1, 2021, between International Paper and Sylvamo North America, LLC.

99.1	Information Statement of Sylvamo Corporation, dated September 3, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYLVAMO CORPORATION

By:	/s/ Matthew Barron
Name: Matthew Barron
Title: Vice President and Assistant Secretary

Date: September 3, 2021